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                                                November 5, 1985





     Heritage Capital Appreciation Trust
     1400 66th Street North
     St. Petersburg, Florida  33710

     Dear Sirs:

              Please be advised that the 10,000 shares of beneficial interest of Heritage Capital Appreciation Trust that we purchased on October 31, 1985 from you were purchased as an investment with no present intention of redeeming or reselling such shares and that we do not now have any intention of redeeming or reselling such shares.

                                       Very truly yours,

                                       RJ FUND MANAGEMENT, INC.


                                       By: /s/ Richard K. Riess
                                          -----------------------
                                          Richard K. Riess
                                          President







                               ========================
                               RJ FUND MANAGEMENT, INC.
                               ========================

                  The Raymond, James Center   1400 66th Street North
         P.O. Box 12749   St. Petersburg, Florida 33733-2749   (813) 344-8143
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